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                                                               EXHIBIT 23.1
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                              ACCOUNTANT'S CONSENT

The Board of Directors
Southern Pacific Transportation Company:

  We consent to the substitution of the financial statements and schedules filed under Form 10-K/A for the financial statements and schedules previously filed by you as part of your report on Form 10-K for the year ended December 31, 1993, and to the use of our report dated February 17, 1994, except as to the third paragraph of Note 15, which is as of March 2, 1994, included in said annual report after such substitution.

                                          KPMG Peat Marwick

San Francisco, California
August 1, 1994